NORWOOD FINANCIAL CORP

HOLDS ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE – April 25, 2008

HONESDALE –

The 137th Annual Meeting of Stockholders of Norwood Financial Corp (Nasdaq-NWFL), Parent Company of Wayne Bank was held on Tuesday, April 22nd at the Bank headquarters in Honesdale.

Business conducted at the Annual Meeting included remarks by Chairman of the Board John E. Marshall, who chaired the meeting, the re-election of company directors Daniel J. O’Neill, Dr. Kenneth A. Phillips and Gary P. Rickard, and reports to stockholders from President and Chief Executive Officer William W. Davis, Jr. and Executive Vice President and Chief Financial Officer Lewis J. Critelli.

Chairman Marshall welcomed stockholders and introduced the Directors and Executive Officers seated at the head table. He also recognized longstanding former Chairman and Director Emeritus, Russell L. Ridd. He then turned the meeting over to Mr. Davis, who conducted the formal business portion of the meeting.

Mr. Critelli provided stockholders with a detailed report of the Company’s financial results for 2007. Among the highlights of the Company’s performance in 2007 cited by Mr. Critelli was an increase in assets to total over $481 million as of December 31, 2007 and a 10.2% increase in net income to $6,511,000.

Mr. Davis’s address included the results for the first quarter of 2008 and a summary of plans for the remainder of the year. Mr. Davis noted that first quarter earnings of $1,779,000, an increase of 21.6% over the $1,463,000 earned in the first quarter of 2007. Earnings per share (diluted) were $.64 compared to the $.51 per share in the first quarter of 2007. Total assets were $484.0 million as of March 31, 2008, with total loans outstanding of $329.4 million, deposits of $371.2 million and stockholders equity at $56.6 million. He also reported that the Bank’s loan quality remains strong. Mr. Davis updated stockholders on the Bank’s technology initiatives for the coming year. He also commented on Norwood’s steady increase in earnings and dividends over the past eleven years.

At the annual reorganization meeting held immediately after the meeting of stockholders, the following officers were appointed for the ensuing year.

John E. Marshall	Chairman of the Board

William W. Davis, Jr.	President and Chief Executive Officer

Lewis J. Critelli	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Edward C. Kasper	Senior Vice President & Senior Loan Officer-Corporate Bank

John H. Sanders	Senior Vice President-Retail Bank

Joseph A. Kneller	Senior Vice President, Assistant Treasurer & Assistant Secretary

Wayne D. Wilcha	Senior Vice President and Trust Officer

Robert J. Behrens	Vice President and Loan Review Officer

John Carmody	Vice President

Joann Fuller	Vice President

Carolyn K. Gwozdziewycz	Vice President and Community Office Manager

Nancy A. Hart	Vice President, Controller, Assistant Treasurer and Assistant Secretary

Raymond Hebden	Vice President

William J. Henigan, Jr.	Vice President

Jennifer Jaycox	Vice President & Loan Operations Manager

William R. Kerstetter	Vice President

Kelley J. Lalley	Vice President, Assistant Secretary

Linda Moran	Vice President

Mary Alice Petzinger	Vice President & Community Office Manager

Barbara A. Ridd	Vice President and Assistant Secretary

Gary H. Sipe	Vice President

Eli Tomlinson	Vice President

Karyn Vashlishan	Vice President

Karen Gasper	Internal Auditor and Vice President

Sandra Halas	Assistant Vice President

Norma J. Kuta	Assistant Vice President & Community Office Manager

Marianne Glamann	Community Office Manager

Teresa Melucci	Community Office Manager

Sandra Mruczkewycz	Community Office Manager

Nancy M. Worobey	Community Office Manager

Laurie J. Bishop	Assistant Community Office Manager

Wendy L. Davis	Assistant Community Office Manager

Christine Ferdinando	Assistant Community Office Manager

Jill Melody	Assistant Community Office Manager

Diane L. Richter	Assistant Community Office Manager

Toni Stenger	Assistant Community Office Manager

Gary Henry	Consumer Lending Officer

Thomas Kowalski	Resource Recovery Manager

William E. Murray	Mortgage Originator

Sarah Rapp	Human Resources Officer

Nilda I. Ramos	Business Development Officer

Doreen A. Swingle	Residential Mortgage Lending Officer

Karen Verbeke	Training Officer

Norwood Financial Corp, through its subsidiary Wayne Bank, operates twelve offices in Wayne, Pike and Monroe Counties. The Company’s stock is traded on the Nasdaq Market, under the symbol, “NWFL”.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact:	Linda Moran
Vice President
NORWOOD FINANCIAL CORP
570-253-1455
www.waynebank.com

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